EXHIBIT 99.1

KANISA INC.

Financial Statements

December 31, 2004 and 2003

(With Independent Auditors’ Report Thereon)

KANISA INC.

Independent Auditors’ Report

The Board of Directors and Stockholders
Kanisa Inc.:

We have audited the accompanying balance sheets of Kanisa Inc. as of December 31, 2004 and 2003, and the related statements of operations, convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kanisa Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Mountain View, California

April 21, 2005

KANISA INC.

Balance Sheets

December 31, 2004 and 2003

	2004	2003
Assets
Current assets:
Cash and cash equivalents	$4,078,645	9,422,040
Accounts receivable	3,052,131	2,666,993
Prepaids and other current assets	293,866	242,763

Total current assets	7,424,642	12,331,796

Intangible assets, net	1,914,705	3,219,813
Property and equipment, net	102,677	630,583

Total assets	$9,442,024	16,182,192

Liabilities, Convertible Preferred Stock, and Stockholders’ Deficit

Current liabilities:
Accounts payable	$847,644	840,126
Accrued liabilities	2,264,973	1,008,357
Capital lease obligations	13,037	12,035
Note payable	11,618	750,000
Current portion of deferred rent	—	869,950
Billings in excess of costs on uncompleted contracts	1,373,869	—
Deferred revenue	4,257,925	5,669,047
Deferred revenue related to stockholder	18,750	334,354

Total current liabilities	8,787,816	9,483,869

Long-term liabilities:
Capital lease obligations, net of current portion	14,122	27,159
Deferred rent, net of current portion	23,619	199,310
Convertible notes payable to stockholder	—	5,153,593
Other noncurrent liabilities	—	82,366

Total liabilities	8,825,557	14,946,297

Commitments and contingencies

Convertible preferred stock, $0.01 par value. Authorized 48,102,414 shares; issued and outstanding 34,377,755 and 20,605,767 shares as of December 31, 2004 and 2003, respectively; aggregate liquidation preference of $51,363,702 as of December 31, 2004	69,213,242	89,109,331

Stockholders’ deficit:
Common stock, $0.01 par value. Authorized 60,000,000 shares; issued and outstanding 2,107,608 and 437,645 shares as of December 31, 2004 and 2003, respectively	21,076	4,376
Additional paid-in capital	30,947,267	382,857
Notes due from stockholders	—	(57,000)
Accumulated deficit	(99,565,118)	(88,203,669)

Total stockholders’ deficit	(68,596,775)	(87,873,436)

Total liabilities, convertible preferred stock and stockholders’ deficit	$9,442,024	16,182,192

See accompanying notes to financial statements.

KANISA INC.

Statements of Operations

Years ended December 31, 2004 and 2003

	2004	2003
Revenues
License	$3,960,865	1,339,302
License from related parties	866,351	1,700,105

Total license	4,827,216	3,039,407

Service, maintenance and managed service	6,074,501	4,469,858
Service, maintenance and managed service from related parties	182,253	444,385

Total service	6,256,754	4,914,243

Total revenues	11,083,970	7,953,650

Cost of revenues
Cost of license	217,254	76,455
Cost of service, maintenance and managed service	3,827,765	5,046,263

Total cost of revenues	4,045,019	5,122,718

Gross profit	7,038,951	2,830,932

Operating expenses:
Research and development	6,556,254	6,880,105
Sales and marketing	6,098,246	5,156,110
General and administrative	2,448,058	1,365,555
Amortization of intangible assets	1,219,104	609,554
Loss on termination of facility lease	1,797,144	—

Total operating expenses	18,118,806	14,011,324

Loss from operations	(11,079,855)	(11,180,392)

Interest expense and other, net	(281,594)	(162,390)

Net loss	$(11,361,449)	(11,342,782)

See accompanying notes to financial statements.

KANISA INC.

Statements of Convertible Preferred Stock and Stockholders’ Deficit

Years ended December 31, 2004 and 2003

									Total
					Additional	Notes due	Deferred		stockholders’
	Convertible preferred stock		Common stock		paid-in	from	stock	Accumulated	equity
	Shares	Amount	Shares	Amount	capital	stockholders	compensation	deficit	(deficit)
Balances, December 31, 2002	56,496,800	$76,090,452	912,059	$9,121	951,380	(532,462)	(61,668)	(76,860,887)	(76,494,516)

Conversion of Series A, B, C, D, and E preferred stock into Series A-1, A-2, and B-1 preferred stock	(43,190,127)	—	—	—	—	—	—	—	—

Issuance of Series C-1 preferred stock for cash, net of issuance costs of $80,805	7,299,094	13,018,879	—	—	—	—	—	—	—

Repurchase of common stock in exchange for cancellation of stockholder note	—	—	(471,167)	(4,712)	(560,688)	475,462	61,668	—	(28,270)
and cash

Exercise of stock options	—	—	135	1	799	—	—	—	800

Repurchase of common stock for cash	—	—	(3,382)	(34)	(8,634)	—	—	—	(8,668)

Net loss	—	—	—	—	—	—	—	(11,342,782)	(11,342,782)

Balances, December 31, 2003	20,605,767	89,109,331	437,645	4,376	382,857	(57,000)	—	(88,203,669)	(87,873,436)

Repayment of stockholder notes	—	—	—	—	—	57,000	—	—	57,000

Forfeiture of common and preferred stock, convertible note payment and accrued interest	(2,737,565)	(10,189,889)	(8,333)	(83)	15,605,629	—	—	—	15,605,546

Issuance of Series D-1 preferred stock for cash, net of issuance costs of $36,271	15,227,273	3,313,730	—	—	—	—	—	—	—

Issuance of Series D-2 preferred stock in consideration of lease termination	2,954,545	1,950,000	—	—	—	—	—	—	—

Conversion of Series A-1 and A-2 preferred stock to common stock	(1,672,265)	(14,969,930)	1,672,265	16,722	14,953,208	—	—	—	14,969,930

Exercise of stock options	—	—	6,031	61	5,573	—	—	—	5,634

Net loss	—	—	—	—	—	—	—	(11,361,449)	(11,361,449)

Balances, December 31, 2004	34,377,755	$69,213,242	2,107,608	$21,076	30,947,267	—	—	(99,565,118)	(68,596,775)

See accompanying notes to financial statements.

KANISA INC.

Statements of Cash Flows

Years ended December 31, 2004 and 2003

	2004	2003
Cash flows from operating activities:
Net loss	$(11,361,449)	(11,342,782)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,052,593	1,686,465
Gain on disposal of property and equipment	(1,531)	(47,066)
Loss on termination of facility lease	1,797,144	—
Changes in operating assets and liabilities, net of the effect of the acquisition of Jeeves Solutions in 2003:
Accounts receivable	(385,138)	(1,534,409)
Prepaids and other current assets	(51,103)	(120,401)
Accounts payable	7,518	150,964
Accrued liabilities	1,518,682	(553,996)
Billings in excess of costs on uncompleted contracts	1,373,869	—
Deferred revenue	(1,411,122)	1,839,699
Deferred rent	(892,786)	681,862
Deferred revenue related to stockholder	(315,604)	(2,006,124)
Other noncurrent liabilities	(82,366)	237,701

Net cash used in operating activities	(7,751,293)	(11,008,087)

Cash flows from investing activities:
Purchases of property and equipment	(225,218)	(52,494)
Proceeds from disposal of property and equipment	7,169	52,013
Acquisition of Jeeves Solutions	—	(3,659,045)

Net cash used in investing activities	(218,049)	(3,659,526)

Cash flows from financing activities:
Principal payments on notes payable	(738,382)	(1,066,697)
Payments on capital lease obligations	(12,035)	—
Payments from notes receivable from stockholders	57,000	—
Net proceeds from the sale of preferred stock	3,313,730	13,018,879
Repurchase of common stock	—	(36,938)
Proceeds from the issuance of common stock	5,634	800

Net cash provided by financing activities	2,625,947	11,916,044

Net decrease in cash and cash equivalents	(5,343,395)	(2,751,569)

Cash and cash equivalents at beginning of year	9,422,040	12,173,609

Cash and cash equivalents at end of year	$4,078,645	9,422,040

See accompanying notes to financial statements.

KANISA INC.

Notes to Financial Statements

December 31, 2004 and 2003

(1)	Summary of Significant Accounting Policies and Practices

(a)	Description of Business

Kanisa Inc. (the Company) was incorporated in Delaware and commenced operations in February 1997. The Company develops and markets knowledge–empowered customer resolution service applications. These applications enable customer support organizations to reduce costs and deliver higher levels of service and satisfaction. As described in Note 12, in February 2005, the Company completed a merger transaction with ServiceWare Technologies, Inc. (ServiceWare), in which ServiceWare acquired all equity interests in the Company in exchange for shares of common stock and warrants to purchase shares of common stock of ServiceWare.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, management evaluates its estimates, including those related to revenue recognition, allowance for doubtful accounts, and accrued contract loss, if any. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily available from other sources. Actual results may differ from these estimates under different assumptions or conditions.

(c)	Reclassifications

Certain amounts in the 2003 accompanying financial statements have been reclassified to conform to the 2004 presentation.

(d)	Cash and Cash Equivalents

The Company considers all highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents. Cash equivalents as of December 31, 2004 and 2003 consist of money market funds totaling $3,912,484 and $9,361,776, respectively, and are stated at cost, which approximates fair value.

(e)	Fair Value of Financial Instruments

For certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities, recorded amounts approximate fair value due to the relatively short maturity period. Based on interest rates available to the Company for debt with comparable maturities, the carrying value of the Company’s notes payable approximates fair value.

(f)	Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents, and trade receivables. The Company deposits its cash and cash equivalents in financial institutions in which deposits exceed federal deposit insurance limits. Risks related to trade receivables are mitigated by sales to well-established companies, ongoing credit evaluation of its customers, and frequent contact with its customers, thus enabling the

(Continued)

KANISA INC.

Notes to Financial Statements

December 31, 2004 and 2003

Company to monitor current changes in business operations and to respond accordingly. Historical evidence indicates that an allowance for doubtful accounts is not necessary.

The following is a summary of revenue generated from significant customers during the years ended December 31, 2004 and 2003 and accounts receivable outstanding as of December 31, 2004 and 2003:

			Accounts receivable
	Revenue		outstanding
	2004	2003	2004	2003
Customer A	17%	29%	0%	0%
Customer B	12%	3%	0%	20%
Customer C	9%	0%	41%	15%
Customer D	4%	1%	0%	13%
Significant Stockholder	3%	25%	0%	0%
Customer E	3%	0%	13%	0%
Customer F	1%	0%	1%	21%
Customer G	0%	0%	12%	0%

     See note 6 for further information on related party transactions.

(g)	Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the assets’ estimated useful lives. Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life of the improvements using the straight-line method. Depreciation expense was $747,485 and $853,911 for the years ended December 31, 2004 and 2003, respectively.

Property and equipment as of December 31, 2004 and 2003 consisted of the following:

	Asset life	2004	2003
Computer equipment	2 to 4 years	$3,155,683	3,384,474
Furniture and fixtures	4 years	272,561	866,686
Leasehold improvements	4 years	—	1,110,730
Software	1 year	1,431,037	1,350,790

		4,859,281	6,712,680

Less accumulated depreciation and amortization		4,756,604	6,082,097

		$102,677	630,583

The Company wrote off $373,761 in fully depreciated computer equipment in the year ended December 31, 2004, and $1,704,854 in fully depreciated furniture and fixtures and leasehold improvements related to the move of its corporate office in November 2004.

(Continued)

KANISA INC.

Notes to Financial Statements

December 31, 2004 and 2003

(h)	Long-Lived Assets

The Company periodically reviews long-lived assets, including intangible assets, for impairment in accordance with SFAS No. 144, Accounting for the Impairment on Disposal of Long-Lived Assets. For assets to be held or used, the Company initiates its review whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. Recoverability of an asset is measured by comparison of its carrying amount to the expected future undiscounted cash flows that the asset is expected to generate. Any impairment to be recognized is measured by the amount by which the carrying amount exceeds its fair value.

(i)	Revenue Recognition

License revenues are derived from the sale of the Company’s software products. Service, maintenance and managed services revenue includes implementation, consulting, training, hosting, maintenance and arrangements that provide customers rights to access applications, maintenance, and, in some cases, hosting services, for a monthly fee.

The Company recognizes revenue in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended. Revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services are rendered; (3) the fee is fixed or determinable; and (4) collectibility is probable. The Company uses the residual method to recognize revenue when a license agreement includes one or more elements to be delivered at a future date if evidence of the fair value of all undelivered elements exists. If an undelivered element of the arrangement exists within a license arrangement, revenue is deferred based on vendor specific objective evidence (VSOE) of the fair value of the undelivered element.

If VSOE of fair value does not exist for all undelivered elements, all revenue is deferred until sufficient evidence exists or all elements have been delivered. If an acceptance period is required, revenue is recognized upon the earlier of customer acceptance or the expiration of the acceptance period. Software customization projects that include a software product and services are accounted for under the completed contract method due to the lack of VSOE for license and services and the inherent difficulties in the Company’s ability to make reasonably dependable estimates. A project is considered complete when all costs except insignificant items have been incurred and the installation has been accepted by the customer.

The Company applies Emerging Issues Task Force (EITF) Issue No. 00-03, Application of AICPA SOP 97-2 to Arrangements that Include the Right to Use Software Stored on Another Entity’s Hardware, to arrangements which include hosting services. As a result, software service transactions that include hosting services are accounted for according to Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104. Revenue related to implementation, hosting, and maintenance is generally recognized ratably over the estimated service period, which is typically the term of the contract (generally ranging from one to three years), beginning after the later of completion of implementation services or customer acceptance. Managed services revenues are recognized as the services are performed over the contract term which range from one to 12 months.

(Continued)

KANISA INC.

Notes to Financial Statements

December 31, 2004 and 2003

Deferred revenue consists of payments received from customers in advance for implementation and support services; such revenue will generally be recognized ratably over the term of the estimated service period, which is generally one year. Billings in excess of costs on uncompleted contracts consists of payments received from customers in excess of costs incurred on software customization projects that include a software product and services and accounted for under the completed contract method.

Cost of license revenues is primarily comprised of third-party license and related support fees and amortization of acquired technology assets. Cost of service, maintenance and managed services revenues consists of compensation and related overhead costs for personnel engaged in implementation, consulting, training and providing maintenance to customers and third-party fees for hosting.

(j)	Software Development Costs

The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. Capitalization of software development costs begins upon the establishment of technological feasibility of the product. Technological feasibility is established at the completion of a working model and the completion of beta testing of the software. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors including, but not limited to, anticipated future gross product revenue, estimated economic life, and changes in software and hardware technology. Software development costs qualifying for capitalization under SFAS No. 86 have not been significant to date, and accordingly, no software development costs have been capitalized.

(k)	Advertising Costs

The Company expenses all advertising costs as incurred. To date, advertising costs have not been material.

(l)	Stock-Based Compensation

The Company has elected to follow APB No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for employee stock options rather than the alternative fair value accounting allowed by SFAS No. 123, Accounting for Stock-Based Compensation. APB No. 25 provides that compensation expense relative to the Company’s employee stock options is measured based on the intrinsic-value of stock options granted and the Company recognizes compensation expense in its statement of operations using the straight-line method over the vesting period for fixed awards. Under SFAS No. 123, the fair value of stock options at the date of grant is recognized in earnings over the service period, which is generally equal to the vesting period of the options.

(Continued)

KANISA INC.

Notes to Financial Statements

December 31, 2004 and 2003

Had compensation expense for the plans been determined under a fair-value method consistent with SFAS No. 123, Accounting for Stock-Based Compensation, and related interpretations, the Company’s net loss for the years ended December 31, 2004 and 2003 would have been increased to the following pro forma amounts:

	2004	2003
Net loss, as reported	$(11,361,449)	(11,342,782)

Add stock-based employee compensation expense included in determination of net loss	—	—

Less total stock-based employee compensation expense as determined under the fair- value-based method	(91,403)	(129,783)

Pro forma net loss	$(11,452,852)	(11,472,565)

Pursuant to the provisions of SFAS No. 123, the compensation cost associated with options granted in 2004 and 2003 in the proforma presentation above was estimated on the grant date using the Black-Scholes option-pricing model and the following weighted average assumptions:

	2004		2003
Risk-free interest rate	3.1%		2.5%
Volatility	0%		0%
Expected life of an option	4	years	4	years
Dividend yield	0%		0%

(m)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce deferred tax assets to an amount whose realization is more likely than not. The effect upon deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(n)	Comprehensive Loss

Comprehensive loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. To date, the Company has not had any material transactions that are required to be reported in comprehensive loss.

(Continued)

KANISA INC.

Notes to Financial Statements

December 31, 2004 and 2003

(o)	Recent Accounting Pronouncement

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, Share-Based Payment, which replaces SFAS No. 123 and supercedes APB Opinion No. 25. SFAS No. 123R requires the measurement of all share-based payments to employees, including grants of employee stock options, using a fair-value-based method and the recording of such expense in the statements of operations. The Company is required to adopt SFAS No. 123R in the year ending December 31, 2006. The pro forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. See Note 1 (l) for the pro forma net loss for the years ended December 31, 2004 and 2003, as if the Company had used a fair-value-based method similar to the methods required under SFAS No. 123R to measure compensation expense for employee stock incentive awards. Although the Company has not yet determined whether the adoption of SFAS No. 123R will result in amounts that are similar to the current pro forma disclosures under SFAS No. 123, the Company is evaluating the requirements under SFAS No. 123R and expects the adoption to have a material impact on the statement of operations.

(2)	Accrued Liabilities

Accrued liabilities as of December 31, 2004 and 2003 consisted of the following:

	2004	2003
Accrued vacation	$223,740	353,076
Accrued bonus	418,136	178,613
Accrued professional fees	348,303	41,609
Other accruals	1,274,794	435,059

	$2,264,973	1,008,357

(3)	Business Combination

On July 1, 2003, the Company completed the acquisition of Jeeves Solutions, the enterprise software division of Ask Jeeves. The Company acquired the business unit for the customer base, diverse market vertical presence, and product. The acquisition was accounted for using the purchase method of accounting, and accordingly, the purchase price was allocated to the assets acquired based on their estimated fair values as of the acquisition date. The purchase price of $4,409,000 consisted of a cash payment of $3.5 million, a $750,000 noninterest bearing promissory note due in July 2004, and other acquisition-related costs of approximately $159,000 for legal and accounting fees.

The following is a summary of the allocation of the purchase price:

Accounts receivable	$239,828
Property and equipment	296,850
Acquired technology	215,000
Customer agreements	1,821,000
Customer base	1,836,322

Total	$4,409,000

(Continued)

KANISA INC.

Notes to Financial Statements

December 31, 2004 and 2003

The intangible assets consisting of acquired technology, customer agreements and customer base are being amortized over their estimated useful lives of two and one-half to three years. Acquired technology is amortized to cost of revenues, and customer agreements and customer base are amortized to operating expenses.

(4)	Asset Purchase

In 2002, the Company entered into an asset purchase agreement with Quiq, Inc. to acquire certain intellectual property and a customer for $240,000 in cash. The total purchase price of $240,000 was allocated to intangible assets. The intangible assets were amortized to sales and marketing expense on the straight-line basis over the estimated useful life of one year. The Company recognized $0 and $180,000 in amortization expense for the years ended December 31, 2004 and 2003, respectively.

(5)	Intangible Assets

Intangible assets, net as of December 31, 2004 consisted of the following:

	Amortization	Gross
	period	carrying	Accumulated
	(in years)	amount	amortization	Net
Acquired technology	1.0 to 2.5	$455,000	(369,004)	85,996
Customer agreements	3.0	1,821,000	(910,496)	910,504
Customer base	3.0	1,836,322	(918,117)	918,205

		$4,112,322	(2,197,617)	1,914,705

Intangible assets, net as of December 31, 2003 consisted of the following:

	Amortization	Gross
	period	carrying	Accumulated
	(in years)	amount	amortization	Net
Acquired technology	1.0 to 2.5	$455,000	(283,000)	172,000
Customer agreements	3.0	1,821,000	(303,500)	1,517,500
Customer base	3.0	1,836,322	(306,009)	1,530,313

		$4,112,322	(892,509)	3,219,813

The Company recognized $1,305,108 and $832,554 in amortization expense for the years ended December 31, 2004 and 2003, respectively. As of December 31, 2004, the remaining estimated useful lives of the intangible assets are one year for acquired technology and one and one-half years for customer agreements and customer base.

The estimated amortization for each of the fiscal years subsequent to December 31, 2004 is as follows:

(Continued)

KANISA INC.

Notes to Financial Statements

December 31, 2004 and 2003

Year ending December 31:
2005	1,305,100
2006	609,605

$1,914,705

(6)	Related Party Transactions

As of December 31, 2003, approximately 13% of the Company’s outstanding preferred stock was held by one entity (significant stockholder). The Company performed services for the significant stockholder under a services agreement which required the significant stockholder to advance the Company $17,000,000 by February 28, 1999, in exchange for software development services. In connection with the issuance of Series B preferred stock in 1999, the parties amended the agreement to eliminate the Company’s commitment to provide approximately $5,350,000 of development services for the significant stockholder. The Company and significant stockholder entered into a new agreement to provide services on a time and materials basis. Additionally, the Company granted the significant stockholder a nonexclusive license to all existing computer software products, as well as those to be developed, over a five year period ending February 2004. For the years ended December 31, 2004 and 2003, the Company recognized as revenue $334,354 and $2,006,124, respectively, under this agreement. The Company also paid $14,400 and $0 during the years ended December 31, 2004 and 2003, respectively, to an affiliate of the significant stockholder for consulting services.

The significant stockholder is a certified public accounting firm that made a decision to divest all of its interests in the Company due to certain independence rules applicable to the profession. Accordingly, in 2004, the significant stockholder forfeited all its preferred and common stock held for no consideration. Additionally, the significant stockholder cancelled, for no consideration, the convertible note payable and accrued interest it held in the amount of $5,415,657, which was recorded as additional paid-in capital in the December 31, 2004 Balance Sheet.

In March 2000, the Company issued 5,306,061 shares of Series C convertible preferred stock at $2.83 per share for approximately $15,000,000 to a stockholder (the stockholder). At the same time, the Company entered into a development, services, and license agreement, for a term of three years, with the stockholder. The Company agreed to provide customization and implementation of the Company’s product, as well as hosting and support services. The Company recognizes revenue ratably over the contract term. For the years ended December 31, 2004 and 2003, the Company recognized revenue of $714,250 and $138,366, respectively, from the stockholder.

The Company terminated the sublease of its corporate office from the stockholder on November 30, 2004 by paying $4,450,000 which consisted of cash of $2,500,000 and 2,954,545 shares of Series D-2 convertible preferred stock with a fair value of $1,950,000. This preferred stock has a liquidation preference equal to three times its face value of $0.22. The Company recorded a loss on termination of facility lease of $1,797,144 which represents the difference between the fair value of the cash and stock consideration transferred to the stockholder and the deferred rent as of the termination date. The sublease termination agreement required the stockholder to convert all shares held of Series A-1 and Series A-2

(Continued)

KANISA INC.

Notes to Financial Statements

December 31, 2004 and 2003

preferred stock to common stock. For the years ended December 31, 2004 and 2003, total rental and operating expenses for the corporate office were approximately $2,495,174 and $3,345,588, respectively.

During the year ended December 31, 2003, the Company paid approximately $133,000 to a partnership owned in part by the Company’s chief executive officer for consulting services. No amounts were paid to this partnership during the year ending December 31, 2004.

(7)	Supplemental Cash Flow Information

The supplemental cash flow information for the years ended December 31, 2004 and 2003 follows:

	2004	2003
Cash paid during the year:
Interest	$158,956	21,673
Noncash investing and financing activities:
Property and equipment acquired under capital leases	—	39,194
Issuance of preferred stock in consideration of lease termination	1,950,000	—
Issuance of promissory note for purchase of Jeeves Solutions	—	750,000
Cancellation of convertible note payable to stockholder and accrued interest	5,415,657	—

(8)	Borrowings

The note payable as of December 31, 2004 consists of an insurance premium finance agreement bearing interest at 8.35%. The note payable was paid in full in February 2005.

In August 2004, the Company obtained a $2.5 million line of credit with a bank. Borrowings are limited to 75% of eligible accounts receivable and are payable on August 24, 2005. Borrowings accrue interest at the bank’s prime rate plus 1.25%. As of December 31, 2004, borrowings under the line of credit were $0.

The note payable as of December 31, 2003 consisted of a noninterest bearing promissory note due to Ask Jeeves for the acquisition of Jeeves Solutions (see Note 3). This promissory note was paid in full in 2004.

(9)	Commitments and Contingencies

(a)	Lease Commitments

The Company leases its facilities and equipment under various operating lease agreements expiring on various dates through February 2007. Rent expense for all operating leases totaled approximately $2,457,440 and $3,110,632, respectively, for the years ended December 31, 2004 and 2003. Minimum future lease payments under all noncancelable leases as of December 31, 2004 are as follows:

(Continued)

KANISA INC.

Notes to Financial Statements

December 31, 2004 and 2003

	Capital	Operating
	leases	leases
Year ending December 31:
2005	$14,743	268,768
2006	14,743	329,304
2007	—	61,055
2008	—	6,479

Total minimum lease payments	29,486	$665,606

Less amount representing interest	2,327

Present value of minimum lease payments	27,159

Less current portion	13,037

Capital lease obligations, net of current portion	$14,122

(b)	Guarantees

The Company typically grants customers a warranty which guarantees that the products will substantially conform to the current specifications for up to 90 days from the delivery date. The Company also indemnifies customers from third-party claims of intellectual property infringements relating to these products. Historically, costs related to these guarantees have not been significant, and the Company is unable to estimate the potential impact of these guarantees on the future results of operations.

(10)	Convertible Preferred Stock

In August and October 2003, the Company sold 7,299,094 shares of Series C-1 preferred stock at $1.7947 per share for cash proceeds of $13,099,684. In connection with this financing, the Company recapitalized as follows:

•	Each outstanding share of common stock was converted into one-sixth of one share of common stock.

•	Each outstanding share of Series A preferred stock was converted into 0.0147656 shares of Series A-1 preferred stock and 0.1519011 shares of Series A-2 preferred stock.

•	Each outstanding share of Series B preferred stock was converted into 0.0659029 shares of Series A-1 preferred stock and 0.1590182 shares of Series A-2 preferred stock.

•	Each outstanding share of Series C preferred stock was converted into 0.2358288 shares of Series A-1 preferred stock and 0.0793328 shares of Series A-2 preferred stock.

•	Each outstanding share of Series D preferred stock was converted into 0.3441125 shares of Series A-l preferred stock.

(Continued)

KANISA INC.

Notes to Financial Statements

December 31, 2004 and 2003

•	Each outstanding share of Series E preferred stock was converted into 0.2313126 shares of Series B-1 preferred stock.

The share information in this report reflects these share conversions.

In December 2004, the Company sold 15,227,273 shares of Series D-1 preferred stock at $0.22 per share for cash proceeds of $3,350,000.

In December 2004, the Company issued 2,954,545 shares of Series D-2 convertible preferred stock in consideration for the early termination of the Company’s sublease with a stockholder. See Note 6.

As of December 31, 2004, the Company has the following total number of shares for each series of convertible preferred stock:

			Aggregate	Noncumulative
	Shares	Shares	liquidation	dividend per
	authorized	outstanding	preference	share
Series A-1	3,369,754	2,118,433	$2,877,606	$0.060510
Series A-2	2,363,701	1,942,757	—	—
Series B-1	4,842,592	4,835,653	30,086,412	0.415024
Series C-1	7,299,094	7,299,094	13,099,684	0.014358
Series D-1	27,272,728	15,227,273	3,350,000	0.017600
Series D-2	2,954,545	2,954,545	1,950,000	0.017600

	48,102,414	34,377,755	$51,363,702

The rights, restrictions, and preferences of the Series A-1, A-2, B-1, C-1, D-1 and D-2 are as follows:

•	Upon declaration by the board of directors, holders of Series A-1, A-2, B-1, C-1, D-1 and D-2 are entitled to receive noncumulative annual dividends. As of December 31, 2004, no dividends have been declared or paid.

•	In the event of any liquidation, dissolution, or winding up of affairs, the holders of Series D-l and D-2 preferred stock shall be entitled to receive, prior and in preference to any distribution to the holders of Series A-1, A-2, B-l and C-1 preferred and common stock, an amount equal to $0.22 per share in the case of Series D-1 and $0.66 in the case of Series D-2, plus any declared but unpaid dividends. After payment in full of the Series D-l and D-2 preferred stock, the holders of Series C-l preferred stock shall be entitled to receive, prior and in preference to any distribution to the holders of Series B-1, A-l and A-2 preferred and common stock, an amount equal to $1.7947 per share plus any declared but unpaid dividends. After payment in full of the Series D-1, D-2 and C-1 preferred stock, the holders of Series B-1 preferred stock shall be entitled to receive, prior and in preference to any distribution to the holders of Series A-1 and A-2 preferred and common stock, an amount equal to $5.1878 per share plus any declared but unpaid dividends. After payment

(Continued)

KANISA INC.

Notes to Financial Statements

December 31, 2004 and 2003

in full of the Series B-1, C-1, D-1 and D-2 preferred stock, the holders of Series A-l (on an as-if-converted basis) preferred stock shall be entitled to receive proceeds ratably until the holders of Series A-l preferred stock have received an aggregate amount per share equal to $0.756375 per share plus any declared but unpaid dividends. After payment in full of the Series A-1, B-1, C-1, D-1 and D-2 preferred stock, the holders of Series B-l (on an as-if-converted basis) and Series C-1 (on an as if 90% of the number of shares were converted basis) preferred and common stock shall be entitled to receive proceeds ratably with the holders of Series A-1 preferred stock and common stock until the holders of Series B-l and C-l preferred stock have received an aggregate amount per share equal to $10.37560 per share plus any declared but unpaid dividends. Any remaining assets will be distributed to the holders of common stock.

•	Each share of Series A-1, A-2, B-l, C-l, D-1 and D-2 preferred stock is initially convertible, at the option of holder, into one share of common stock. Automatic conversion of each share of preferred stock will occur upon the earliest to occur of the following: (i) upon consummation of an underwritten public offering of common stock priced in excess of $3.00 per share with total proceeds of $40,000,000; or (ii) the affirmative vote or written consent of holders of not less than 75% of the then outstanding shares of preferred stock voting together as a single class.

•	Each share of preferred stock is convertible, at the option of the holder, at any time after the date of issuance of such shares, into such number of fully paid common stock as determined by dividing (i) $0.756375 in the case of Series A-1; (ii) $0.756375 in the case of Series A-2; (iii) $5.1878, as adjusted, in the case Series B-1; (iv) $1.7947, as adjusted, in the case of Series C-1; (v) $0.22, as adjusted, in the case of Series D-1 and D-2 by the conversion price applicable to such share. The conversion price is subject to adjustment for certain dilutive issuances, splits, and combinations.

•	Each holder of preferred stock has the right to one vote for each share of common stock into which the preferred stock could be converted.

The merger or consolidation of the Company into or with any other entity as result of which the stockholders of the Company immediately prior to such transaction own, immediately following such transaction, less than fifty percent of the surviving entity or its parent, and the sale of all or substantially all of the assets of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company.

(11)	Stockholders’ Deficit

(a)	Founders Stock Option Plan

In 1997, the Company’s board of directors and stockholders reserved 250,000 shares of common stock under its Founders Stock Option Plan and granted 233,333 options at an exercise price of $0.1062 per share.

A total of 200,000 shares of granted options vest ratably over 4 years. The remaining 33,333 shares of granted options vest immediately on the grant date. Options expire no later than 10 years (5 years for stockholders owning greater than 10% of all classes of stock) from the February 1, 1997 grant date. Under the plan, options to employees become fully vested and exercisable if employees are involuntarily terminated for any reason other than cause. Vested options expire 3 months after cessation of service.

As of December 31, 2004, 16,667 options were available for grant and 54,902 options were outstanding under the Founders Stock Option Plan.

(Continued)

KANISA INC.

Notes to Financial Statements

December 31, 2004 and 2003

(b)	1997 Stock Option/Stock Issuance Plan

As of December 31, 2004, the Company’s board of directors and stockholders have reserved a maximum of 150,000 shares of common stock to be issued under its 1997 Stock Option/Stock Issuance Plan (the 1997 Plan).

Under the 1997 Plan’s grant program, the board of directors may grant incentive stock options to employees and nonstatutory stock options to employees, directors, and consultants. The exercise price of an option cannot be less than 85% of the fair market value of one share of common stock (not less than 110% of the fair market value of one share of common stock for stockholders owning greater than 10% of all classes of stock), as determined by the board of directors on the date of grant. Options may be exercised over 10 years (5 years for stockholders owning greater than 10% of all classes of stock). The 1997 Plan grants the board of directors the discretion to determine when the options granted thereunder shall become exercisable. All options issued to date vest 25% after 12 months and 1/48 per month thereafter until fully vested.

Under the 1997 Plan’s stock issuance program, the Board may issue shares of common stock directly to eligible persons, either through the immediate purchase of such shares or as a bonus for services rendered. Shares issued under the stock issuance program may be fully and immediately vested upon issuance or may vest over a period not greater than five years. Shares issued under this program entitle the holder to full common stockholder rights.

Upon termination, the participant must immediately surrender to the Company all unvested shares issued under the 1997 Plan. In the event of termination of employment, or cessation of services for nonemployees, the Company has the right to repurchase all unvested shares at the original exercise price.

As of December 31, 2004, 92,554 options were available for grant and 1,249 options were outstanding under the 1997 Plan.

(c)	1999 Stock Option/Stock Issuance Plan

As of December 31, 2004, the Company’s board of directors and stockholders reserved a maximum of 10,089,027 shares of common stock to be issued under its 1999 Stock Option/Stock Issuance Plan (the 1999 Plan).

Under the 1999 Plan’s grant program, the board of directors may grant incentive stock options to employees and nonstatutory stock options to employees, directors, and consultants. The exercise price of an option cannot be less than 85% of the fair market value of one share of common stock (not less than 110% of the fair market value of one share of common stock for stockholders owning greater than 10% of all classes of stock), as determined by the board of directors on the date of grant. Options may be exercised over 10 years (5 years for stockholders owning greater than 10% of all classes of stock). The 1999 Plan grants the board of directors the discretion to determine when the options granted thereunder shall become exercisable. In general, options issued to date vest 25% after 12 months and 1/48 per month thereafter until fully vested.

Under the 1999 Plan’s stock issuance program, the Board may issue shares of common stock directly to eligible persons, either through the immediate purchase of such shares or as a bonus for services

(Continued)

KANISA INC.

Notes to Financial Statements

December 31, 2004 and 2003

rendered. Shares issued under the stock issuance program may be fully and immediately vested upon issuance or may vest over a period not greater than five years. Shares issued under this program entitle the holder to full common stockholder rights.

Upon termination, the participant must immediately surrender to the Company all unvested shares issued under the 1999 Plan. In the event of termination of employment, or cessation of services for nonemployees, the Company has the right to repurchase all unvested shares at the original exercise price.

As of December 31, 2004, 2,792,529 options were available for grant and 7,296,498 options were outstanding under the 1999 Plan.

The Founders Stock Option and the Stock Option/Stock Issuance Plans provide that certain corporate transactions will cause all or some of the outstanding options to become fully vested and exercisable.

Stock option activity under all the plans is summarized below:

	Options		Weighted
	available for	Options	average
	grant	outstanding	exercise price
Balance as of December 31, 2002	658,089	1,189,036	$2.52
Authorized	2,861,064	—	—
Granted	(2,997,724)	2,997,724	0.70
Exercised	—	(135)	5.92
Canceled	556,119	(556,119)	1.98
Repurchased	474,549	—	1.21

Balance as of December 31, 2003	1,552,097	3,630,506	1.10
Authorized	5,077,827	—	—
Granted	(4,187,439)	4,187,439	0.15
Exercised	—	(6,031)	0.93
Canceled	459,265	(459,265)	0.78

Balance as of December 31, 2004	2,901,750	7,352,649	0.58

The following table summarizes the options outstanding as of December 31, 2004:

(Continued)

KANISA INC.

Notes to Financial Statements

December 31, 2004 and 2003

		Weighted average	Weighted
		remaining	average
	Options	contractual	exercise
Exercise price	outstanding	life (years)	price
$0.10	3,630,709	9.84	$0.10
0.45	2,154,647	8.93	0.45
1.20	985,330	8.06	1.20
1.80-2.40	437,058	7.47	1.83
4.80-6.60	144,905	5.91	6.54

0.10-6.60	7,352,649	9.11	0.58

The weighted average fair value of options granted during 2004 and 2003 was $0.02 and $0.05, respectively.

During 2004 and 2003, the Company granted 10,500 and 6,665 options, respectively, to nonemployees at $0.45 to $1.20 per share in exchange for consulting services. The options vested immediately. The Company valued the options using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate of 4.01% to 4.84%; volatility of 80%; estimated term of 10 years; and a dividend rate of 0%. The value of these options was not material.

(d)	Shares Reserved for Future Issuance

As of December 31, 2004, the Company has reserved shares of its common stock for future issuance as follows:

Stock option plans	10,254,399
Conversion of preferred stock and preferred stock warrants	34,384,694

44,639,093

(e)	Warrants

In connection with a loan agreement entered into as of March 2001, the Company issued a warrant to purchase 6,939 share of Series B-1 preferred stock at an exercise price of $5.1878 per share. The warrant is exercisable immediately and expires in October 2006. The fair value of the warrant estimated using the Black-Scholes option-pricing model at the date of issuance was not material to the financial statements. The warrant remains outstanding as of December 31, 2004.

(Continued)

KANISA INC.

Notes to Financial Statements

December 31, 2004 and 2003

(12)	Income Taxes

The tax effects of temporary difference that give rise to a significant portion of the Company’s deferred tax asset assets are as follows:

	2004	2003
Net operating losses	$32,704,000	30,212,000
Temporary differences	3,233,000	3,314,000
Research and development credits and other	3,535,000	3,107,000

Total deferred tax asset	39,472,000	36,633,000
Valuation allowance	(39,472,000)	(36,633,000)

Total net deferred tax asset	$—	—

As of December 31, 2004 and 2003, the deferred tax assets were fully offset by a valuation allowance. The net change in the total valuation allowance for the years ended December 31, 2004 and 2003 was an increase of $2,839,000, and $4,670,000, respectively.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management does not believe it is more likely than not that the deferred tax assets will be realized; accordingly, a full valuation allowance has been established and no deferred tax asset and related tax benefit have been recognized in the accompanying financial statements.

As of December 31, 2004, the Company has net operating loss carryforwards for federal and state income tax purposes of approximately $84,814,000 and $64,948,000, respectively. The federal net operating loss carryforwards expire beginning in year 2012 through 2024. The California net operating loss carryforwards expire beginning in year 2005 through 2014.

As of December 31, 2004, unused research and development tax credits of approximately $2,108,000 and $2,062,000 are available to reduce future federal and California income taxes, respectively. Federal credit carryforwards expire beginning in year 2012. California credits will carry forward indefinitely.

The Tax Reform Act of 1986 and similar California legislation impose substantial restrictions on the utilization of net operating losses and tax credits in the event of an “ownership change” of a corporation. Accordingly, the Company’s ability to utilize net operating losses and credit carryforwards may be limited as the result of such an “ownership change,” as defined in this legislation.

(13)	Subsequent Events

In January 2005, the Company completed a second closing of its Series D-1 stock offering. In connection with the offering the Company issued 113,247 shares of common stock at a price of $0.22 per share. Aggregate proceeds for the second closing were $24,914.

KANISA INC.

Notes to Financial Statements

December 31, 2004 and 2003

On February 8, 2005, the Company completed a merger transaction with ServiceWare Technologies, Inc. (ServiceWare), in which ServiceWare acquired all equity interests in the Company in exchange for shares of common stock and warrants to purchase shares of common stock of ServiceWare. Under the terms of the merger agreement, stockholders of the Company have the right to receive, subject to adjustment per the terms of the merger agreement, shares of ServiceWare common stock according to the following exchange ratios for each share of such class of stock in the Company:

Class of Company Capital Stock	# of Shares of ServiceWare Common Stock
Common Stock	0.0000
Series A1 Convertible Preferred Stock	0.0000
Series A2 Convertible Preferred Stock	0.0000
Series B1 Convertible Preferred Stock	0.0000
Series C1 Convertible Preferred Stock	0.3298
Series D1 Convertible Preferred Stock	0.0453
Series D2 Convertible Preferred Stock	0.1358

Additionally, for each share of ServiceWare common stock received, the Company’s stockholders will receive warrants to purchase 0.121 shares of ServiceWare common stock at $7.20 per share. The warrants expire in January 2009.